Exhibit 23a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-4 of Centene Corporation of our report dated February 24, 2005 relating to the financial statements and financial statement schedule which appear in Centene Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
May 25, 2007